Exhibit 99.1

PCTEL Achieves $25.1 Million in First Quarter Revenue

Increase of 46 Percent Over Same Period Last Year

Bloomingdale, IL May 8, 2013 — PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced results for the first quarter ended March 31, 2013.

First Quarter Highlights

•

$25.1 million in revenue for the quarter, an increase of 46 percent from the same period last year. The Company’s site solutions asset acquisition in July 2012 accounted for 25 percent growth, with the remaining 21 percent growth from our existing pre-acquisition products and services.

•

Gross profit margin of 38 percent in the quarter, compared to 42 percent in the same period last year. The change in gross profit margin reflects the change in the Company’s revenue mix arising from its July 2012 asset acquisition.

•	GAAP operating margin of negative six percent for the quarter, compared to negative ten percent for the same period last year.

•

GAAP net income available to common shareholders of $1.9 million for the quarter, or $0.10 per diluted share, compared to a net loss of $(880,000), or $(0.05) per diluted share for the same period last year.

•

Non-GAAP operating profit and net income are measures the Company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets or legal settlements, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating profit of 5 percent in the quarter, as compared to a one percent operating loss in the same period last year.

Non-GAAP net income of $1.1 million or $0.06 per diluted share in the quarter, as compared to $105,000 or $0.01 per diluted share in the same period last year.

•	$52.0 million of cash and short-term investments at March 31, 2013, an increase of approximately $800,000 from the preceding quarter.

“We made solid progress on all fronts during the first quarter,” said Marty Singer, PCTEL’s Chairman and CEO. “We saw revenue increases in all product areas and a significant contribution from our recently acquired assets. We began the consolidation of our North American factory and distribution operations, announced a stunning new product – the EXflex™ - and rapidly grew our indoor, network engineering services operation. We also, as recently announced, completed our first major subway transit network. It was a rewarding quarter.” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 36575611. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 36575611.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions and services for public and private networks. PCTEL RF Solutions specializes in the design, optimization and testing of today’s wireless communication networks. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and Clarify® system, measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EV-DO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL Connected Solutions™ simplifies network deployment for wireless, data and communications applications for private network, public safety, and government customers. PCTEL Connected Solutions develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, In-Tunnel, Subway, and broadband antennas (parabolic and flat panel) through its MAXRAD®, Bluewave™ and Wi-Sys™ product lines. PCTEL also designs specialized towers, enclosures, fiber optic panels, and fiber jumper cables to deliver custom engineered site solutions. The company’s vertical markets include SCADA, Health Care, Smart Grid, Positive Train Control, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.rfsolutions.pctel.com, www.connectedsolutions.pctel.com or www.towerworx.com

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s future financial performance and expectations regarding growth and expansion are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	March 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$15,594	$17,559
Short-term investment securities	36,407	33,596
Accounts receivable, net of allowance for doubtful accounts of $232 and $222 at March 31, 2013 and December 31, 2012, respectively	17,843	18,586
Inventories, net	16,848	17,573
Deferred tax assets, net	1,484	1,484
Prepaid expenses and other assets	1,220	2,160

Total current assets	89,396	90,958

Property and equipment, net	14,702	14,777
Long-term investment securities	0	0
Goodwill	161	161
Intangible assets, net	6,399	7,004
Deferred tax assets, net	13,000	14,034
Other noncurrent assets	1,729	1,636

TOTAL ASSETS	$125,387	$128,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$7,142	$10,643
Accrued liabilities	6,019	5,916

Total current liabilities	13,161	16,559

Contingent consideration	0	1,130
Other long-term liabilities	2,782	2,736

	2,782	3,866

Total liabilities	15,943	20,425

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,463,886 and 18,514,809 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	18	19
Additional paid-in capital	140,477	140,388
Accumulated deficit	(31,194)	(32,410)
Accumulated other comprehensive income	143	148

Total equity	109,444	108,145

TOTAL LIABILITIES AND EQUITY	$125,387	$128,570

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	(unaudited)
	Three Months Ended March 31,
	2013	2012
REVENUES	$25,073	$17,161
COST OF REVENUES	15,475	9,983

GROSS PROFIT	9,598	7,178

OPERATING EXPENSES:
Research and development	2,623	2,807
Sales and marketing	3,020	2,516
General and administrative	4,679	2,752
Amortization of intangible assets	605	745
Restructuring charges	101	0

Total operating expenses	11,028	8,820

OPERATING LOSS	(1,430)	(1,642)
Other income, net	4,332	75

NET INCOME (LOSS) BEFORE INCOME TAXES	2,902	(1,567)
Expense (benefit) for income taxes	1,037	(456)

NET INCOME (LOSS)	1,865	(1,111)
Less: Net loss attributable to noncontrolling interests	0	(353)

NET INCOME (LOSS) ATTRIBUTABLE TO PCTEL, INC.	1,865	(758)
Less: adjustments to redemption value of noncontrolling interests	0	(122)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,865	($880)

Basic Earnings per Share:
Net income (loss) available to common shareholders	$0.11	($0.05)
Diluted Earnings per Share:
Net income (loss) available to common shareholders	$0.10	($0.05)

Weighted average shares - Basic	17,684	17,264
Weighted average shares - Diluted	17,911	17,264

Cash dividend per share	$0.035	$0.030

PCTEL, INC.

P&L INFORMATION BY SEGMENT

(in thousands)

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
REVENUES	$19,354	$5,774	($55)	$25,073	$13,167	$3,998	($4)	$17,161

GROSS PROFIT	6,012	3,580	6	9,598	4,399	2,763	16	7,178

OPERATING INCOME (LOSS)	$1,758	$850	($4,038)	($1,430)	$1,057	($348)	($2,351)	($1,642)

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months Ended March 31,
	2013	2012
Operating Loss	($1,430)	($1,642)

(a) Add:
Amortization of intangible assets	605	745
Restructuring charges	101	0
Share based payment - PCTEL Secure:
-Engineering	0	80
TelWorx investigation:
-General & Administrative	1,391	0
Stock Compensation:
-Cost of Goods Sold	85	104
-Engineering	147	140
-Sales & Marketing	106	129
-General & Administrative	286	324

	2,721	1,522

Non-GAAP Operating Income	$1,291	($120)

% of revenue	5.1%	-0.7%

Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months Ended March 31,
	2013	2012
Net Income (Loss) attributable to PCTEL, Inc.	$1,865	($758)

Adjustments:
(a) Non-GAAP adjustment to operating income (loss)	2,721	1,522
(b) Noncontrolling interest related to Non-GAAP adjustments to operating income (loss)	0	(139)
(b) Investment income related to share based payment for PCTEL Secure	0	(41)
Other income related to the TelWorx legal settlement	(4,330)	0
(b) Income Taxes	804	(479)

	(805)	863

Non-GAAP Net Income	$1,060	$105

Basic Earnings per Share:
Non-GAAP Net Income	$0.06	$0.01
Diluted Earnings per Share:
Non-GAAP Net Income	$0.06	$0.01

Weighted average shares - Basic	17,684	17,264
Weighted average shares - Diluted	17,911	17,685

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.
(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, investment income related to noncontrolling interest, and other income related to the TelWorx legal settlement.

Reconciliation GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a)

(in thousands except per share information)

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
Operating Income (Loss)	$1,758	$850	($4,038)	($1,430)	$1,057	($348)	($2,351)	($1,642)

Add:
Amortization of intangible assets	395	210	0	605	322	423	0	745
Restructuring charges	101	0	0	101	0	0	0	0
Share based payment - PCTEL Secure:
-Engineering	0	0	0	0	0	80	0	80
TelWorx investigation:
-General & Administrative	0	0	1,391	1,391	0	0	0	0
Stock Compensation:
-Cost of Goods Sold	27	58	0	85	45	59	0	104
-Engineering	55	92	0	147	54	86	0	140
-Sales & Marketing	78	28	0	106	87	42	0	129
-General & Administrative	66	15	205	286	47	30	247	324

	722	403	1,596	2,721	555	720	247	1,522

Non-GAAP Operating Income (Loss)	$2,480	$1,253	($2,442)	$1,291	$1,612	$372	($2,104)	($120)

This schedule reconciles the Company’s GAAP operating income by segment to its non-GAAP operating income. non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.